SVB FINANCIAL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON THURSDAY, APRIL 26, 2001

                                    5:30 P.M.

         Notice is hereby given that the Annual Meeting of Shareholders of SVB Financial Services, Inc. will be held at the Raritan Valley Country Club, Route 28, Somerville, New Jersey 08876, on Thursday, April 26, 2001 at 5:30 P.M., for the following purposes:

         1. Election of three (3) Directors for the terms as set forth in the accompanying Proxy Statement.

         2. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

         Only those shareholders of record of SVB Financial Services, Inc. at the close of business on March 14, 2001, shall be entitled to notice of, and to vote at, the meeting. Each share of stock is entitled to one vote.

                                              By order of the Board of Directors



                                                        /s/ Keith B. McCarthy
                                                        ------------------------
                                                        Keith B. McCarthy
                                                        Secretary to the Board



Somerville, New Jersey
March 29, 2001

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE ASK THAT YOU RETURN YOUR COMPLETED PROXY AS SOON AS POSSIBLE USING THE ENVELOPE PROVIDED AND IN ANY CASE NO LATER THAN 3:00 P.M. ON APRIL 25, 2001.

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          SVB FINANCIAL SERVICES, INC.

                               70 East Main Street
                                  P.O. Box 931

                          Somerville, New Jersey 08876

                                 PROXY STATEMENT

                 ANNUAL MEETING OF SHAREHOLDERS - APRIL 26, 2001

         This Proxy Statement is furnished to shareholders of SVB Financial Services, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held at 5:30 P.M. on Thursday, April 26, 2001 and all adjournments thereof. This Proxy Statement and accompanying materials are being mailed to shareholders on or about March 29, 2001.

         The close of business March 14, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. As of the record date there were issued and outstanding 3,104,018 shares of Common Stock, with a par value of $2.09 per share (the "Common Stock").

         The Company owns 100% of Somerset Valley Bank (the "Bank"). At this time, the Company's investment in the Bank accounts for virtually all of its assets and source of income. Accordingly, to avoid misleading or incomplete information, portions of the following material discuss the Bank.

         Holders of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the purpose of transacting business at the annual meeting. ALL SHAREHOLDERS ARE URGED TO VOTE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE TRANSFER AGENT IN THE ENCLOSED RETURN ENVELOPE.

         When properly executed, a proxy will be voted in the manner directed by the shareholder. However, if no contrary specification is made, it will be voted FOR all of the Directors listed in this Proxy Statement.

         A proxy may be revoked at any time before it is exercised by written notice to the Secretary of the Company, 70 East Main Street, Somerville, New Jersey 08876, bearing a date later than the proxy. The presence at the meeting of any shareholder who submitted a proxy shall not revoke such proxy unless such shareholder shall file written notice of revocation with the Secretary of the Company prior to the voting of the proxy. All properly executed proxies which are received by the Secretary and are not revoked will be voted. Where no instructions are indicated, properly executed proxies will be voted "FOR" all of the Directors.

         THIS SOLICITATION IS MADE BY THE MANAGEMENT OF THE COMPANY and the cost thereof shall be borne by the Company. Proxies may be solicited by mail, in person or by telephone or facsimile by directors, officers or employees of the Company and its subsidiary, Somerset Valley Bank. Such persons will receive no additional compensation for their solicitation activities and will be reimbursed only for their actual expenses in connection therewith. The Company will, upon request, reimburse custodians, nominees, and fiduciaries for reasonable expenses in forwarding materials to the proper shareholders.

Voting Rights

           Each share of Common Stock is entitled to one vote (non cumulative) on all matters presented for shareholder vote. Abstentions and broker non-votes are counted for the purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted separately and are not considered as either a vote "FOR" or "AGAINST" in tabulations of votes cast on proposals by the shareholders. Broker non-votes are not counted at all for purposes of determining whether a proposal has been approved.

           Under New Jersey law and the Company's By-Laws, a majority of the votes cast at a meeting at which a quorum to transact business is present shall decide the election of Directors.

Directors/Principal Shareholders/Executive Officers

           In accordance with the By-Laws of the Company, its Board of Directors shall, from time to time, fix the exact number of directors, up to 25. The number is presently fixed at 13. All named below as Directors are presently members of the Board and have served since the Company's inception in 1996. They have also been members of the Board of the Bank since 1990 with the exception of Mr. Bernstein, who has been a member since 1991.

           The Company's Certificate of Incorporation provides that the Board of Directors be classified and divided into three classes, as nearly equal in number as possible. The three (3) Directors listed below have been nominated to serve until the 2004 Annual Meeting or until their successor is elected and qualified, or until their earlier resignation or removal.

           The following table presents the name, title, address, age and principal occupation of each nominee for Director followed by the remaining Directors and the Executive Officers, the number of shares and the percentage of the outstanding shares of Common Stock of the Company beneficially owned, directly or indirectly, by each of them as of March 14, 2001. Each Director with the exception of Mr. Corcoran and Mr. Kooyker owns 8,600 options to purchase 8,600 shares at a price of $5.895 per share which expire June 26, 2002 and 4,846 options to purchase 4,846 shares at a price of $8.571 per share which expire April 27, 2005. Mr. Corcoran does not participate in the Directors Option Plan and Mr. Kooyker owns 8,600 options to purchase 8,600 shares at $5.895 which expire June 26, 2002.

                                                                                            Shares
DIRECTORS                                                                                Beneficially             % of Total
Name, Title, and Address                  Age       Principal Occupation                    Owned                 Outstanding
------------------------                  ---       --------------------                    -----                 -----------
Directors Nominated to Serve Until the 2004 Annual Meeting: (9)
Bernard Bernstein                          63       President & CEO,                      136,474                     4.01
  Director                                          Mid-State Lumber Corp.,
200 Industrial Parkway                              a wholesale lumber
Branchburg, NJ 08876                                distributor

Robert P. Corcoran                         60       President & CEO                        54,070(2)                  1.59
  President, CEO & Director                         Somerset Valley Bank
12 Harvest Court                                    SVB Financial Services, Inc.
Flemington, NJ 08822

Raymond L. Hughes                          69       President of N.J. Risk                 61,934(3)                  1.82
  Director                                          Managers & Consultants
20 West End Avenue
Somerville, NJ 08876

DIRECTORS                                                                                Beneficially             % of Total
Name, Title, and Address                  Age       Principal Occupation                    Owned                 Outstanding
------------------------                  ---       --------------------                    -----                 -----------
Directors Whose Terms Expire in 2002.

Willem Kooyker                             58       Chairman & CEO of Blenheim            293,525(4)                  8.62
  Director                                          Investments, Inc., an international
2 Worlds Fair Drive                                 fund management firm
Somerset, NJ 08875

Frank Orlando                              67       Retired                               146,979(5)                  4.31
  Director
786 Princeton Avenue
Brick, NJ 08724

Gilbert E. Pittenger                       76       Retired                                28,281                      .83
  Director
RD #1, Box 91
New Ringgold, PA 17960

Frederick D. Quick                         69       President of Hesco                    209,250(6)                  6.15
  Director                                          Electric Supply Co., Inc.,
924 River Road                                      a lighting and electrical
Neshanic Station, NJ 08853                          supply firm

Donald Sciaretta                           45       President of Claremont                 90,595                     2.66
  Director                                          Construction Group, Inc.
P.O. Box 808
Far Hills, NJ 07931

Directors Nominated to Serve Until the 2003 Annual Meeting:

John K. Kitchen                            57       President of Title Central             64,205                     1.89
  Chairman of the Board & Director                  Agency, a title insurance
P.O. Box 421                                        firm
Somerville, NJ 08876

Anthony J. Santye, Jr.                     50       Managing Partner of                    61,285(1)                  1.80
  Director                                          A. J. Santye and Co., an
36 East Main Street                                 accounting and consulting
Somerville, NJ 08876                                firm

G. Robert Santye                           47       Director of Real Estate and            52,527(1)                  1.54
  Vice Chairman & Director                          Business Valuation Services
36 East Main Street                                 for A. J. Santye and Co.
Somerville, NJ 08876

Herman C. Simonse                          69       President of HCS Consultants, Inc.     52,254                     1.53
  Director
93 Douglass Avenue
Bernardsville, NJ 07924

Donald R. Tourville                        64       Chairman and CEO of Zeus              173,624                     5.10
  Director                                          Scientific, Inc., a manufacturer
P.O. Box 38                                         of diagnostic test kits
Raritan, NJ 08869

Executive Officers

Keith B. McCarthy                          43       Chief Operating Officer and            51,069(7)                  1.50
501 Red School Lane                                 Secretary/Treasurer  of the Company
Phillipsburg, NJ 08865                              and the Bank

Arthur E. Brattlof                         57       Executive Vice President and           38,084(8)                  1.12
9 Steeple Chase Court                               Senior Lending Officer
Bedminster, NJ 07921                                of the Bank
                                                                                       -------------              --------
Total Directors and Executive Officers as a Group                                       1,514,156                    44.47


The denominator in determining the % of Total Outstanding Shares was 3,404,886, which includes outstanding stock options for 300,868 shares and 3,104,018 shares issued and outstanding.

Principal Shareholder

         In addition to those named in the above list, the following is a holder of more than 5% of the outstanding shares of the Common Stock. Shares Beneficially % of Total

           Name and Address                  Owned            Outstanding
           -----------------------       ------------         -----------
           Mark S. Gold, MD                 189,157              5.56
           5745 SW 75th Street
           Gainesville, FL 32608-5504


1) Includes 21,062 shares held by the A. J. Santye Co., PA Profit Sharing Plan over which he and his brother, G. Robert Santye, Vice Chairman of the Company, are trustees.

2) Included in this total are options to purchase 10,584 shares at $3.78 which expire April 30, 2001 and 11,025 shares at $5.90 which expire November 20, 2002, and 10,000 at $8.875 which expire December 13, 2005.

3) Includes 5,292 shares held by Hughes-Plumer Pension Fund and 29,635 shares held by Hughes-Plumer and Associates Profit Sharing Plan.

4) Includes 105,840 shares held in trusts for his three children and 11,117 shares held in an annuity in which his wife is a trustee.

5)       Includes  71,442 shares held by Eight Mountain  Trail,  Inc.  Employees
         Profit   Sharing   Plan  and 10,200  shares  held  in  trusts  for  his
         grandchildren.

6)       Includes 33,075 shares held by Quick Family Investments LP.

7) Includes options to purchase 10,584 shares at $3.78 which expire April 30, 2001 and 11,025 shares at $5.90 which expire November 20, 2002, and 10,000 shares at $8.875 which expire December 13, 2005.

8) Includes options to purchase 13,759 shares at $3.78 which expire April 30, 2001 and 11,025 shares at $5.90 which expire November 20, 2002, and 10,000 shares at $8.875 which expire December 13, 2005.

9) This does not include S. Tucker S. Johnson, who served as Director until September 17, 2000 and resigned to pursue other interests.

Section 16(a) Beneficial Ownership Reporting Compliance

         Mr. Frank Orlando failed to file on a timely basis Form 5 as required by Section 16(a) of the Securities Exchange Act of 1934 for the year ended December 31, 2000.

Director Committees

         All members of the Board of Directors of the Company also serve on the Board of Directors of the Bank. There are six committees of the Board of Directors of the Company and the Bank.

         The Executive Committee is a committee of the Company and composed of Messrs. Bernstein, Corcoran, Kitchen, Kooyker, Quick, G. R. Santye, Sciaretta and Tourville. The Committee reviews and approves the Bank's budget and establishes the Bank's long range and strategic plans.

         The Audit Committee is a committee of the Company and composed of Messrs. Orlando, Quick, A. J. Santye, Jr. and Simonse. The Committee formulates the Bank's audit policy, chooses the Company's accounting firm and reviews audits conducted by the Company's internal and external auditors. The members of the Audit Committee are independent as defined by Rule 4200 (a) (15) of the National Association of Securities Dealers listing standards.

         The Audit Committee has reviewed and discussed the financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61.

         The Audit Committee has received written disclosures and the letter from the independent accountants required by Standards Board Standard No. 1 and has discussed with the independent accountants the independent accountants' independence. Based on the reviews and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for 2000 for filing with the Securities and Exchange Commission. During 2000, the Audit Committee adopted an Audit Committee Charter which is included as an Appendix to this Proxy Statement.

         The Loan Committee is a committee of the Bank and composed of Messrs. Bernstein, Corcoran, Hughes, Kitchen, A. J. Santye, Jr., Sciaretta, Simonse and Tourville. The Committee reviews and approves loans within certain predetermined parameters, monitors the quality of the portfolio and insures that credit/rate risks and the mix of loans are consistent with the Bank's loan and asset/liability management policies.

         The Real Estate Committee is a committee of the Bank and composed of Messrs. Hughes, G. R. Santye, Sciaretta and Simonse, reviews appraisals for real estate mortgages and construction loans and advises the Loan Committee and the Board with respect to real estate lending.

         The Investment Committee is a committee of the Bank and composed of Messrs. Bernstein, Kooyker, Orlando, Pittenger and Simonse and periodically reviews the Bank's investment portfolio for adherence to policy and approves its investment strategy.

         The Compensation Committee is a committee of the Bank and composed of Messrs. Bernstein, Kooyker, Orlando, Quick and Tourville. The Committee approves compensation and bonuses for the Bank's officers.

         Messrs. Corcoran and Kitchen are ex-officio members of all the committees, except the Audit Committee. Mr. McCarthy, is a non-director, non-voting member of the Executive and Investment Committees. Mr. Brattlof is a non-director voting member of the Loan Committee.

         During 2000, the Board of Directors held 12 meetings, the Executive Committee 3 meetings, the Loan Committee 13 meetings, the Audit Committee 4 meetings, the Investment Committee 4 meetings, the Compensation Committee 1 meeting, and the Real Estate Committee 12 meetings. In addition, there is significant communication between the Board of Directors and the Company which occurs apart from the regularly scheduled Board and Committee meetings and as a result, the Bank does not regard attendance at meetings to be the primary criterion to evaluate the contribution made by a Director. During 2000, all Directors attended at least 75% of the total Board and Committee meetings with the exception of Messrs. Hughes and Kooyker. Attendance percentages for the Loan Committee and Real Estate Committee are not included in these percentages. Because of the frequency of Loan Committee and Real Estate Committee meetings, only three Director Loan Committee members are required to conduct committee meetings as set forth in the Bank's policy.

Executive Compensation

           The following table summarizes all compensation earned in the past three complete fiscal years for services performed in all capacities for the Company and the Bank with respect to the executive officers. The compensation noted in the table has been paid by the Bank. No compensation has been paid by the Company:

                                                    Annual
                                                 Compensation                    All Other
Name and Position                        Year       Salary         Bonus       Compensation
-----------------------------------     ------    ---------      --------      ------------
Robert P. Corcoran                       2000      $170,000      $ 28,900      $ 18,936(1)
President and CEO of                     1999       156,000        32,760        17,556(1)
the Company and the Bank                 1998       150,000        28,735        16,692(1)

Keith B. McCarthy                        2000       120,000        15,600        12,260(2)
Chief Operating Officer and              1999       113,000        17,799         6,493(2)
Secretary/Treasurer of the Company       1998       108,650        15,609        22,559(2)
and the Bank

Arthur E. Brattlof                       2000       114,000        14,820         5,215(3)
Executive Vice President & Senior        1999       104,000        16,380         4,735(3)
Lending Officer of the Bank              1998       100,000        14,367         4,624(3)


1) Includes matching contributions to the 401(k) Plan of $6,800 in 2000, $6,240 in 1999,and $6,799 in 1998, Director fees of $5,400 in 2000 and
         1999, and $4,950 in 1998 and term life insurance premiums paid by the Company of $6,736 in 2000, $5,916 in 1999, and $4,943 in 1998.

2) Includes matching contributions to the 401(k) Plan of $5,511 in 2000, $5,144 in 1999 and $5,072 in 1998 and life insurance premiums paid by the Company of $1,349 in 2000 and 1999 and $675 in 1998. Directors fees of $5,400 in 2000 and a gain of $16,812 on the exercise of 7,200 options and their subsequent sale in 1998.

3)       Represents matching amounts contributed by the Bank to the 401(k) Plan.


         The Bank also maintains various medical, life and disability benefit plans covering all its full-time employees. The Bank also provides automobiles to the three executive officers mentioned in the previous table and one other officer of the Bank. Such officers have some personal use of those vehicles such as commuting to and from the Bank.

Bonus Plan

         During 2000, the Compensation Committee of the Board of Directors approved a bonus plan for the three executive officers listed in the previous table. Under the terms of the plan, cash bonuses will be paid to the executive officers based upon a formula that includes the Company achieving certain predetermined financial goals.

         Bonuses were paid to other employees of the Company, who were employed by the Company for the entire year based on the achievement of certain predetermined financial goals.

1997 Restated Incentive Stock Option Plan

         On April 24, 1997, the shareholders approved the 1997 Restated Incentive Stock Option Plan, which provides for officers and employees of the Company to purchase up to 181,700 shares of Common Stock, as adjusted for splits and stock dividends. As of March 14, 2001 all options under this Plan have been distributed. The purpose of the Plan is to (i) replace and expand certain existing stock options of the Bank (ii) assist the Company and the Bank in attracting and retaining qualified persons as their employees and (iii) to help insure that employees of the Company and the Bank have shared economic interests with the shareholders of the Company.

         Options for 8,828 shares were granted under the Plan in 2000. None of which were to the executive officers listed in the table.

2000 Incentive Stock Option Plan

           On April 27, 2000, the shareholders approved the 2000 Incentive Stock Option Plan which provides for officers and employees to purchase up to 157,500 shares of common stock as adjusted for the splits and a stock dividend. The purpose of the Plan is to retain the services of new and existing employees of the Company and its affiliates and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.

           There were 34,400 shares issued under this Plan in 2000.

                                         OPTION/SAR GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------
                                                                                                      POTENTIAL
                                                                                                     REALIZABLE
                                                                                                      VALUE AT
                                                                                                      ASSUMED
                                              PERCENT OF                                            ANNUAL RATES
                            NUMBER OF            TOTAL          EXERCISE                           OF STOCK PRICE
                            SECURITIES       OPTIONS/SARs          OF                               APPRECIATION
                            UNDERLYING        GRANTED TO          BASE                               FOR OPTION
                           OPTIONS/SARs      EMPLOYEES IN        PRICE        EXPIRATION                TERM
NAME                         GRANTED          FISCAL YEAR        ($/SH)          DATE             5%/(SH) 10%/(SH)
---------------------------------------------------------------------------------------------------------------------
Robert P. Corcoran            10,000              23%            $8.875        12/13/05        $24,500        $54,200
Keith B. McCarthy             10,000              23%            $8.875        12/13/05        $24,500        $54,200
Arthur E. Brattlof            10,000              23%            $8.875        12/13/05        $24,500        $54,200



           The following table depicts information with respect to outstanding stock options for the three executive officers listed in the previous table:

                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                              AND DECEMBER 31, 2000 OPTION/SAR VALUES (1)
------------------------------------------------------------------------------------------------------
                                                                 NUMBER OF
                                                                UNEXERCISED              VALUE OF
                                                                SECURITIES             UNEXERCISED
                                 NUMBER OF                      UNDERLYING            IN-THE-MONEY
                                  SHARES                      OPTIONS/SARs AT         OPTION/SARs AT
                               ACQUIRED ON        VALUE      DECEMBER 31, 2000      DECEMBER 31, 2000
NAME                             EXERCISE        REALIZED       EXERCISABLE            EXERCISABLE
------------------------------------------------------------------------------------------------------
Robert P. Corcoran                 -               -             31,609                 $81,400
Keith B. McCarthy                  -               -             31,609                 $81,400
Arthur E. Brattlof                 -               -             34,784                 $96,788


(1)      All data is adjusted for the 5% stock dividend.

Certain Agreements

           The Company has entered into employment agreements with Messrs. Corcoran, McCarthy and Brattlof. The agreements provide for severance payments in the event the officers are terminated without cause or resign with good reason. Such benefits are equivalent to two times the base salary for Mr. Corcoran payable over 24 months and one times the base salary for Messrs.
McCarthy and Brattlof payable over 12 months. In the event of a change of control all three officers would receive a severance payment equal to two times base salary payable over 24 months plus an annual payment for two years equivalent to the average bonus paid during the last three years of employment.

Benefit Plans

           The Bank maintains a 401(k) Plan covering substantially all employees. Under the terms of the Plan, the Bank will match 67% of an employee's contribution, up to 6% of the employee's salary. Employees become fully vested in the Bank's contribution after five years of service. The Bank contributed $76,000 to the Plan in 2000.

           During 1999, the Company established a Supplemental Retirement Plan. The Plan covers the three officers listed in the table above. Mr. Corcoran is covered under a defined benefit plan, which provides a benefit of $75,000 per year upon his retirement at age 65 for a period of ten years. Mr. Brattlof and Mr. McCarthy are covered under a defined contribution plan, the object of which is to provide for an income of $50,000 per year each upon their retirement at age 65 for a period of ten years. The Company expensed $84,000 for these plans in 2000.

Director Compensation

           During 2000, Directors of the Bank received compensation for service on the Board of Directors of $450 per Board of Directors meeting attended and $100 for each committee meeting. Mr. John K. Kitchen as Chairman of the Board received compensation of $33,000 in addition to his other per meeting fees.

           No compensation was paid for Board of Directors meetings of the Company. Directors are paid $100 for each committee meeting attended.

1997 Directors Stock Option Plan

           On April 24, 1997, the shareholders of the Company approved the 1997 Directors Stock Option Plan. The Plan is intended to promote the Company's interest by establishing a mechanism to reward Directors based on future increases in the value of the Company's stock. This will help retain the services of persons who are now Directors and provide incentives for them to exert maximum efforts for the success of the Company and its affiliates.

           On June 26, 1997, each non employee member of the Company's Board of Directors was granted an option to purchase 8,600 shares, as adjusted for stock splits and stock dividends, of the Common Stock of the Company at $5.895 per share, which was the fair market value of the Common Stock as of that date, as adjusted.

           As there were 14 Directors eligible to participate under the 1997 Directors Stock Option Plan, all of the shares available under the Plan are subject to option. Therefore, no shares were granted during 2000.

2000 Directors Stock Option Plan

           On April 27, 2000, the shareholders of the Company approved the 2000 Directors Stock Option Plan. The Plan is intended to promote the Company's interest by establishing a mechanism to reward Directors based on future increases in the value of the Company's stock. This will help retain the services of persons who are now Directors and provide incentives for them to exert maximum efforts for the success of the Company and its affiliates.

           Each non employee member of the Company's Board of Directors, with the exception of Mr. Kooyker, was granted an option to purchase 4,846 shares, as adjusted for the stock dividend, of the Common Stock of the Company at $8.571 per share, which was the fair market value of the Common Stock as of that date.

Transactions with Related Persons

           It is currently the policy of the Company and Bank not to extend credit or make loans to any of its Directors. Loans totaling $297,000 were outstanding at December 31, 2000 to 3 members of Directors' immediate families. Such loans were made on substantially the same terms including interest and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

           A partnership made up of, among others, all but one of the Bank's Directors owns and leases the premises to the Bank at 103 West End Avenue and 117 West End Avenue. The lease for 103 West End Avenue, which is the principal banking facility, was reviewed by both the FDIC and the Department of Banking prior to the Bank's opening in 1991 to determine that the terms of the lease are comparable to those the Bank would have received in an arms length transaction with an unaffiliated third party. Neither the FDIC nor the Department of Banking objected to the terms of the lease. The office space at 117 West End Avenue is also leased at such comparable terms. Payments under these leases totaled $115,000 in 2000.

           During 2000, the Company made payments to Hughes Plumer & Associates, totaling $115,000 for insurance. Raymond Hughes, II, son of the Company's Director, Raymond L. Hughes, is President of Hughes Plumer & Associates.

Independent Public Accountants

           The Board of Directors has selected Grant Thornton LLP to be the independent public accountants for the Company for the fiscal year ending December 31, 2001. A member of that firm will be present at the Annual Meeting and available to respond to appropriate questions from the shareholders, and make a statement if desired to do so.

Financial and Other Information Incorporated by Reference

           A copy of the Company's 2000 Annual Report is being sent to each shareholder along with this Proxy Statement and is incorporated herein by reference. This information should be read by shareholders in conjunction with this Proxy Statement.

Proposals by Security Holders

           Proposals by shareholders intended to be presented at the 2002 Annual Meeting of Shareholders (which the Company currently intends to hold in April of 2002) must be received by the Secretary of the Company by November 27, 2001 for inclusion in its Proxy Statement and form of proxy relating to that meeting. If the date of the next annual meeting is changed by more than 30 calendar days from such anticipated time frame, the Company shall, in a timely manner, inform its shareholders of the change and the date by which proposals of shareholders must be received. All such proposals should be directed to the attention of the Secretary, SVB Financial Services, Inc., 70 East Main Street, Somerville, New Jersey 08876.

Other Matters Which May Properly Come Before the Meeting

           The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than that stated in the Notice. Should any other matter properly come before the meeting and any adjournment thereof, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

                                   APPENDIX A

                          SVB FINANCIAL SERVICES, INC.
                                       AND
                              SOMERSET VALLEY BANK
                             AUDIT COMMITTEE CHARTER

                                    PREAMBLE

           There shall be a standing committee of the Board of Directors to be known as the Audit Committee.

           The Audit Committee shall consist exclusively of Directors who are independent of Management and who are not officers or employees of the Bank or of any entity controlling, controlled by or under common control with the Bank, and who are not a beneficial owner of a controlling interest in the voting stock of the Bank or of any such entity.

           Audit Committee members and its Chairman shall be appointed by the full Board of Directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

GENERAL RESPONSIBILITIES

      1. The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities of the financial reporting, auditing, internal control, and compliance with laws and regulations relating to the safety and soundness of the Bank.

      2. The Audit Committee shall provide open avenues of communication among the internal auditors, the independent auditors, the Board of Directors, and Financial and Senior Management.

      3. The Audit Committee shall conduct or authorize investigations into matters within the Audit Committee's scope of responsibilities, and is authorized to retain independent counsel, accountants or whatever other assistance is needed to assist in such an investigation.

      4. The Audit Committee shall do whatever else the law, Bank's Charter or By-laws or the Board of Directors requires.

RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS AND APPOINTING THE INTERNAL AUDITOR

      1. The Audit Committee shall engage independent accountants for the purposes of performing outside audits and for such other purposes as the Audit Committee deems necessary. The Audit Committee shall also review and dismiss the independent accountants, if deemed necessary. The Audit Committee shall also review and set any fees paid to the independent accountants. The Audit Committee's action is subject to approval by the full Board of Directors.

      2. The Audit Committee shall select, replace, reassign, or dismiss the internal audit firm, subject to approval by the full Board of Directors.

      3. The Audit Committee shall confirm and assure the independence of the internal auditor and the independent accountants.


      4. Any recommendation by either Management or the independent accountants to engage additional auditors shall be referred to the Audit Committee for consideration. The decision of the Audit Committee shall be subject to the approval of the full Board of Directors.

      5. The Audit Committee shall insure that the internal audit firm and the independent accountants coordinate the internal and external audits to ensure that there is completeness of coverage, reduced redundancy and effective use of audit resources.

      RESPONSIBILITIES FOR OVERSEEING AND REVIEWING INTERNAL AUDITS, THE ANNUAL EXTERNAL AUDIT AND THE REVIEW OF QUARTERLY AND ANNUAL

      FINANCIAL STATEMENTS

      1. The Audit Committee shall ascertain that the independent accountants view the Board of Directors as its client. At least annually, the independent accountants shall be available to meet with the full Board of Directors. The independent accountants shall provide the Committee with a timely analysis of significant financial reporting issues.

      2.   The  Audit  Committee  shall  consider,   in  consultation  with  the
           independent accountants and the internal audit firm, the scope of both the internal audit and the external audit.

      3. Management, the internal audit firm and the independent accountants shall report to the Audit Committee about significant risks and exposures to the Bank and the Audit Committee shall assess Management's steps to minimize them.

      4. The Audit Committee will review the following with the independent accountants and the internal audit firm:

                    a. The adequacy and effectiveness of the Bank's internal controls, including computerized information system controls and security thereof.

                    b. Any significant findings and recommendations made by the independent accountant or internal audit firm, together with Management's responses to them.

                    c. The quarterly independent loan review reports and report any significant findings to the Board of Directors.

      5. As soon as practicable after the completion of the annual audit, the Audit Committee will review the following with Management and the independent accountants:

                    a. The Company's annual financial statements and related footnotes.

                    b. The independent accountants' audit of, and report on, the financial statements.

                    c. The independent accountants' qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

                    d. Any serious difficulties or disputes with Management encountered during the course of the audit.

                    e. Anything else about the procedures or findings that GAAS requires the independent accountants to discuss with the Committee.

      6. The Audit Committee will consider and review with Management and the internal audit firm:

                    a.    Any   significant   findings   during   the  year  and
                          Management's response to them.

                    b. Any difficulties the internal auditor encountered while conducting audits, including any restrictions on the scope of their work or access to required information.

                    c. Any changes to the planned scope of the Bank's internal audit plan that the Audit Committee deems advisable.

                    d.    The   Internal   Auditing   Department's   budget  and
                          staffing.

      7. The Audit Committee Chairman will review either in person, or via phone conference, the interim financial reports with Management and the independent accountants before those interim reports are released to the public or filed with the SEC or other regulators.

      8. The Audit Committee will review annual fillings with the SEC and other published documents containing the Bank's financial statements and will consider whether the information is consistent with the information on the financial statements.

      9.   The Audit Committee will prepare a letter for inclusion in the Annual
           Report   that    describes   the    Committee's    composition    and
           responsibilities and how the responsibilities were fulfilled.

           PERIODIC RESPONSIBILITIES

      1. Annually review and recommend to the Board of Directors any changes in the Audit Committee's Charter.

      2. Review legal and regulatory matters that may have a material effect on the Bank's financial statements, compliance policies and programs and reports from regulators.

      3. Meet with the internal audit firm, the independent accountants and Management in separate executive sessions to discuss any matters the Committee or these groups believe should be discussed privately with the Audit Committee.

           COMMITTEE PROCEDURES

           The Audit Committee shall meet at least four times each year and more frequently if circumstances make that preferable. The Audit Committee Chairman has the power to call a Committee meeting whenever he or she thinks there is a need. An Audit Committee member should not vote on any matter in which he or she is not independent. The Audit Committee should meet with the independent auditors and Management quarterly to review the financial statements. The Audit Committee may ask members of Management or others to attend the meetings and is authorized to receive all pertinent information from Management.

                                 REVOCABLE PROXY
                          SVB FINANCIAL SERVICES, INC.


       [X]  PLEASE MARK VOTES AS IN THIS EXAMPLE


                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 2001

         The undersigned shareholder hereby constitutes and appoints each of ARTHUR E. BRATTLOF and ROBERT F. CRAMER, with full power of substitution, to act as proxy for and to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 26, 2001 at 5:30 P.M. prevailing local time at the Raritan Valley Country Club, Route 28, Somerville, New Jersey, or at any adjournment(s) thereof, on all matters coming before the meeting, including (but not limited to) the election of any person to the directorship for which a nominee named hereon is unable to serve.

   The undersigned instructs said proxies to vote:

1. Election of Directors:

   For a term to continue to the 2004 Annual Meeting:

   Bernard Berstein, Robert P. Corcoran, Raymond L. Huges


                                   With-              For All
                [   ]  For   [   ] hold       [   ]   Except

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

   THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF A CHOICE IS NOT SPECIFIED FOR ANY OF THE ABOVE NOMINEES, THE PROXIES WILL VOTE "FOR" THE ELECTION OF THE BOARD OF DIRECTORS NOMINEES.


                         Please be sure to sign and date

                          this Proxy in the box below.
                  _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

 Detach above card, sign, date and mail in postage paid envelope provided.

                          SVB FINANCIAL SERVICES, INC.

                               PLEASE ACT PROMPTLY

                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY